                                POWER OF ATTORNEY
       For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

         Known by all these present, that the undersigned hereby constitutes and appoints each of C. Christopher  Gaut, James L. McCulloch and John C. Ivascu, or
either  of them  signing  singly,  and  with  full  power of  substitution,  the undersigned's true and lawful attorney-in-fact to:

(1)      execute  for and on  behalf  of the  undersigned  (a)  Forms 3, 4 and 5
         (including  amendments thereto) in accordance with Section 16(a) of the
         Securities Exchange Act of 1934 and the rules thereunder,  (b) Form 144 and (c)  Schedules  13D  and  13G  (including  amendments  thereto)  in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, but only to the extent each such form or  schedule  relates  to the  undersigned's  beneficial  ownership  of
         securities   of  Forum  Energy   Technologies,   Inc.  or  any  of  its
         subsidiaries;

(2)      do and  perform  any and all acts for and on behalf of the  undersigned that may be  necessary  or  desirable  to complete and execute any such
         Form 3, 4 or 5, Form 144 or Schedule 13D or 13G  (including  amendments thereto)  and timely file such Forms or Schedules  with the  Securities
         and  Exchange  Commission  and  any  stock  exchange,   self-regulatory
         association or any other  authority,  and provide a copy as required by law  or  advisable  to  such  persons  as  the  attorney-in-fact  deems appropriate; and

(3)      take any other action of any type  whatsoever  in  connection  with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit  to,  in the best  interest  of,  or  legally  required  of the undersigned,  it being  understood  that the documents  executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of
         Attorney  shall be in such  form  and  shall  contain  such  terms  and
         conditions    as   the    attorney-in-fact    may    approve   in   the
         attorney-in-fact's discretion.

         The undersigned hereby grants to each  attorney-in-fact  full power and authority  to do and perform all and every act and thing  whatsoever  requisite, necessary  or proper to be done in the  exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present,  with full power of substitution or revocation,
hereby  ratifying  and  confirming  all  that  the   attorney-in-fact,   or  the
attorney-in-facts  substitutes or  substitute,  shall lawfully do or cause to be done by virtue of this  Power of  Attorney  and the  rights  and  powers  herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact,  and
their  substitutes,   in  serving  in  such  capacity  at  the  request  of  the undersigned, are not assuming (nor is Forum Energy Technologies,  Inc. assuming)
any of the  undersigned's  responsibilities  to comply  with  Section  16 of the
Securities Exchange Act of 1934.

         The  undersigned  agrees  that  each  such  attorney-in-fact  may  rely entirely on information furnished orally or in writing by or at the direction of the  undersigned  to  the  attorney-in-fact.  The  undersigned  also  agrees  to indemnify  and hold  harmless  Forum  Energy  Technologies,  Inc.  and each such attorney-in-fact  against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue  statements or omissions of necessary facts in the information  provided by or at the direction of  the  undersigned,  or  upon  the  lack  of  timeliness  in the  delivery  of information by or at the direction of the undersigned,  to such attorney-in-fact for purposes of executing, acknowledging,  delivering or filing Forms 3, 4 or 5,
Form 144 or Schedule  13D or 13G  (including  amendments  thereto) and agrees to reimburse Forum Energy  Technologies,  Inc. and such  attorney-in-fact on demand for  any  legal  or  other  expenses  reasonably  incurred  in  connection  with investigating or defending  against any such loss, claim,  damage,  liability or action.

         This Power of Attorney  shall remain in full force and effect until the undersigned  is no  longer  required  to file  Forms  3, 4 and 5,  Form  144 and
Schedules  13D  and 13G  (including  amendments  thereto)  with  respect  to the undersigned's  holdings of and transactions in securities issued by Forum Energy
Technologies,  Inc.,  unless  earlier  revoked  by the  undersigned  in a signed writing  delivered to the  foregoing  attorneys-in-fact.  This Power of Attorney revokes all other powers of attorney that the undersigned has previously granted concerning the matters described herein.

          IN WITNESS WHEREOF,  the undersigned has caused this Power of Attorney to be executed as of the date written below.

                                         /s/  Charles E. Jones
                                         ---------------------------------------
                                         Charles E. Jones

                                         November 18, 2011